WITHDRAWAL LETTER
GEOS COMMUNICATIONS, INC.
WITHDRAWAL OF PREVIOUSLY TENDERED OLD WARRANTS
AND SHARES OF SERIES F PREFERRED STOCK AND SERIES H
PREFERRED STOCK PURSUANT TO THE OFFER TO
EXCHANGE SERIES F PREFERRED STOCK AND SERIES H
PREFERRED STOCK FOR SERIES I PREFERRED STOCK AND
RELATED WARRANTS TO PURCHASE COMMON STOCK
DATED OCTOBER 14, 2010
THE RIGHT TO WITHDRAW OLD WARRANTS
AND SHARES OF OLD PREFERRED STOCK TENDERED
PURSUANT TO THE OFFER WILL EXPIRE AT
5:00 PM CST ON NOVEMBER 17, 2010,
UNLESS THE OFFER IS EXTENDED
BY GEOS COMMUNICATIONS, INC.

Deliver to:
If by e-mail:	If by facsimile (fax):	If by mail:
cmiltenberger@geoscommunications.com	(817) 416-5062	Chris Miltenberger
President
430 North Carroll Avenue,
Suite 120
Southlake, Texas 76092
(817) 240-0202

If you previously accepted our offer to exchange your Old Warrants and shares of Old Preferred Stock by delivering a Letter of Transmittal, but you would like to change your decision and withdraw your tendered Old Warrants and shares of Old Preferred Stock, you must properly complete, sign and return a Withdrawal Letter substantially in the form hereof no later than 5:00 PM CST on November 17, 2010 (or such later date and time to which we extend the Offer).  Additionally, if we have not accepted your tendered Old Warrants and shares of Old Preferred Stock by December 13, 2010, you may withdraw your tendered Old Warrants and shares of Old Preferred Stock. You may withdraw by either signing and sending a Withdrawal Letter (1) electronically via e-mail as an attachment in Adobe PDF format to the e-mail address indicated above; (2) by facsimile to the number indicated above; or (3) by mail to the address provided above. This Withdrawal Letter will be effective only if it is properly signed, completed and received by us before the expiration of the Offer. Capitalized terms used but not defined herein have the same meanings as in the Offer to Exchange Series F Preferred Stock and Series H Preferred Stock and Related Warrants to Purchase Common Stock for Series I Preferred Stock and Related Warrants to Purchase Common Stock, referred to as the “Offer to Exchange.”
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To Geos Communications, Inc.:

By completing and delivering this Withdrawal Letter, I hereby withdraw my tender to Geos Communications (“Geos”) of my Old Warrants and shares of Old Preferred Stock of Geos.

By execution hereof, I acknowledge and agree that:

•
I previously received a copy of the Offer to Exchange, and the Letter of Transmittal referred to therein (which together constitute the “Offer”). I completed and returned the Letter of Transmittal, in which I tendered my Old Warrants and shares of Old Preferred Stock to you in exchange for unregistered shares of Series I Preferred Stock and New Warrants.  I now wish to withdraw my tendered Old Warrants and shares of Old Preferred Stock as indicated on the signature page to this Withdrawal Letter. I understand that by signing and delivering this Withdrawal Letter to you, I am revoking my election with respect to your offer to exchange Old Warrants and shares of Old Preferred Stock for shares of Series I Preferred Stock and for New Warrants.

•
I understand that by withdrawing my previously tendered Old Warrants, I must reject the Offer with respect to all of my tendered Old Warrants and shares of Old Preferred Stock. I understand that in order to withdraw previously tendered Old Warrants and shares of Old Preferred Stock with respect to the Offer, I must properly complete, sign and deliver this Withdrawal Letter so that it is received by you before 5:00 PM CST, on November 17, 2010 (or such later date and time to which Geos extends the Offer).

•	This Withdrawal Letter supersedes and replaces any Letter of Transmittal that I have previously delivered.

•
Neither Geos nor any other person is obligated to give notice of any defects or irregularities in this Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. Geos will determine all questions as to the form and validity, include time of receipt, of Withdrawal Letters. Geos’s determination of these matters will be final and binding on all parties.

•
If I wish to re-tender Old Warrants and shares of Old Preferred Stock, I acknowledge that this Withdrawal Letter may only be rescinded by properly completing and delivering a new Letter of Transmittal prior to the expiration of the Offer.

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GEOS COMMUNICATIONS, INC. WITHDRAWAL LETTER
SIGNATURE PAGE

By delivery and execution hereof, I agree to all the terms and conditions set forth in the Withdrawal Letter and the Offer. Please sign and date in the spaces provided below. It is important that you provide us your e-mail address in the space provided below.

I hereby withdraw my tender of all of my Old Warrants and shares of Old Preferred Stock.

SIGNATURE OF OWNER

X
(Signature of Holder or Authorized
Signatory — must be same as Letter of Transmittal)
Date: _________________ , 2010

Print Name:

Division/Title:

Home Address:

Home Telephone No.
(with area code):

Work Telephone No.
(with area code):

E-mail Address:
Capacity (if applicable; must be same as Letter of Transmittal):